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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


              Date of report (Date of earliest event reported)
                                 July 29, 1998.


                            JOURNAL REGISTER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                            1-12955                    22-3498615
(State or Other             (Commission File Number)       (I.R.S. Employer
Jurisdiction of                                           Identification Number)
Incorporation)

          State Street Square, 50 West State Street, Trenton, NJ 08608 (Address of Principal Executive Offices, Including Zip Code)


                                 (609) 396-2200
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.     OTHER EVENTS.

      Journal Register Company (the "Company") is in the process of making an offering of $130,000,000 aggregate principal amount of convertible notes ("Notes") (subject to increase to cover over-allotments) to certain qualified institutional buyers and certain other potential purchasers. The offering will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Notes, which will mature in 2005, will be convertible in accordance with their terms into shares of the Company's common stock, par value $.01 per share. The net proceeds from the sale of the Notes will be used by the Company to repay current borrowings under its bank credit facility.

      The Notes offered will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an exemption from registration requirements under applicable federal and state securities laws.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS.

                 (a)  Financial Statements of Businesses Acquired.

                      Not Applicable

                 (b)  Pro Forma Financial Information.

                      Not Applicable

                 (c)  Exhibits.

                      Not Applicable

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        JOURNAL REGISTER COMPANY
                        (REGISTRANT)




                        By:  /S/ JEAN B. CLIFTON
                        Name:    Jean B. Clifton
                        Title:   Executive Vice President, Chief
                                 Financial Officer & Treasurer

Date:  July 31, 1998